Exhibit 99.1

Nicor Announces Higher First Quarter Earnings

    NAPERVILLE, Ill.--(BUSINESS WIRE)--May 1, 2003--Nicor Inc. (NYSE:GAS) today reported preliminary first quarter 2003 net income, operating income and diluted earnings per common share of $45.9 million, $81.3 million and $1.04, respectively. This compares to first quarter 2002 net income, operating income and diluted earnings per common share of $36.5 million, $65 million and $.82, respectively. Higher operating results are primarily attributable to the positive effect of a new interim depreciation accounting method in the gas distribution segment. First quarter 2002 consolidated net income, operating income and diluted earnings per share had gas distribution depreciation been determined using the same method as in 2003, would have been $49.9 million, $87.2 million and $1.12, respectively.
    With the positive effect of the depreciation change, operating results increased in each of the company's major business segments. The impact of the new depreciation method in the gas distribution segment more than offset higher operating and maintenance expenses. The company's shipping segment and other energy ventures also posted improved operating results. Partially offsetting these positive factors was a cumulative effect loss from a required change in accounting method in the company's wholesale natural gas marketing business.
    "Thus far, 2003 has progressed as we've expected," said Thomas L. Fisher, chairman and chief executive officer. "Our operating results reflect improvement from both our retail energy-related products and services businesses and our shipping segment. However, higher costs in our utility have continued to pressure Nicor's overall operating results. In addition, a required change in accounting method at our wholesale natural gas marketing business, while not altering the economic results in the business, has added variability in period-to-period reported results, making it more difficult for us to predict period results."

    More details on the 2003 first-quarter period compared to 2002 results are as follows:

    -- Gas distribution operating income for the first quarter of 2003 increased to $73.7 million from $60.6 million in 2002. The quarter-to-quarter increase is due to the impact of using a new method for allocating depreciation to interim periods, adopted on January 1, 2003, and the positive impact of higher deliveries caused primarily by colder weather this year. In previous years, depreciation was allocated to interim periods based upon the level of weather-normalized gas deliveries each quarter. Gas distribution operating income for the first quarter of 2002 would have been $22.2 million higher had interim depreciation expense been allocated on a straight-line basis. While this accounting change significantly impacts interim period results, it will not impact 2003 annual results. Partially offsetting factors for the quarter included higher operating expenses relating to pension, bad debts, company use of natural gas, health care and insurance. The absence of property sale gains also unfavorably impacted first-quarter 2003 operating results compared to a year ago.

    -- Tropical Shipping operating income for the first quarter 2003 increased to $5.7 million from $4.1 million in 2002. Quarter-to-quarter improvements reflect the impact of higher volumes shipped, average rates and gains on asset sales. Higher volumes shipped were attributable primarily to a prior acquisition and a modest improvement in tourism in certain markets. Despite these improvements, the shipping business continues to be challenged by unfavorable economic conditions throughout the Caribbean region, particularly as they relate to the overall impact on tourism and development projects.

    -- Other energy ventures operating income for the first quarter of 2003 increased to $3.6 million from $0.6 million in 2002. Quarter-to-quarter improvements were due primarily to higher operating results in the company's retail energy-related products and services businesses and its wholesale natural gas marketing company, Nicor Enerchange. The improvement at Nicor Enerchange resulted entirely from a change in accounting method beginning on January 1, 2003.

        Adopting this new accounting method at Nicor Enerchange also resulted in a $4.5 million cumulative effect loss, net of taxes, for Nicor Inc. recorded effective January 1, 2003. This cumulative effect adjustment removed all previously recorded unrealized mark-to-market gains on natural gas inventory and non-derivative energy-related contracts for storage and transportation services. Nicor Enerchange recognized most of these gains during the first quarter of 2003. The new required accounting method will cause increased variability in interim and annual earnings, and under the new rules reported results for any period may not fully or accurately reflect the economic results of this business.

    -- Overall earnings also benefited from the absence of losses recorded in the first quarter of 2002 relating to the company's equity investment in a 50-percent owned retail energy marketing joint venture, Nicor Energy. The company recorded a pretax loss of $2.9 million relating to Nicor Energy in the first quarter of 2002 and wrote off its equity investment in this joint venture in the third quarter 2002. During the first quarter of 2003, Nicor Energy disposed of most of its customer contracts and the wind down of the business will continue in the second quarter 2003.

    2003 Earnings Guidance

    The company further announced that it continues to estimate its 2003 fiscal diluted earnings per common share to be in the range of $2.40 to $2.60. This estimate assumes, among other things, normal weather for the remainder of the year, no impacts from the Illinois Commerce Commission's (ICC) reviews or other contingencies, and no further impacts from the company's investment in Nicor Energy or mercury-related activities.

    Conference Call

    As previously announced, the company will be holding a conference call to discuss its 2003 financial results and outlook. The conference call will be held on Friday, May 2, 2003 at 8:30 a.m. central, 9:30 a.m. eastern time.
    To hear the conference call live, please logon to Nicor's corporate website at www.nicor.com, choose "Investor Info" and then select the webcast icon on the Overview page. A replay of the call will be available until 5:00 p.m. central time, Friday, May 16, 2003. To access the recording, call (888)-286-8010, or (617)-801-6888 for callers outside the United States, and enter reservation number 987734. The call will also be archived on Nicor's corporate website for 90 days.

    Nicor Inc. (NYSE:GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region. Nicor also owns several energy-related businesses and has equity interests in several energy-related businesses. For more information, visit the Nicor website at www.nicor.com.

    Caution Concerning Forward-Looking Statements

    This document includes certain forward-looking statements about the earnings expectations of Nicor Inc. and its subsidiaries. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of the results of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and fuel prices; fair value accounting adjustments; health care costs; insurance costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservation; legislative and regulatory actions, results, or adjustments; additional adjustments related to Nicor's retail energy marketing joint venture; asset sales; significant unplanned capital needs and any future mercury-related charges or credits. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.


Nicor Inc.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------
Unaudited (millions, except per share data)

                                                       Three months
                                                           ended
                                                         March 31
                                                     -----------------
                                                       2003     2002
                                                     --------- -------

Operating revenues                                   $1,171.3  $588.0
                                                     --------- -------

Operating expenses
     Gas distribution
         Cost of gas                                    862.9   315.0
         Operating and maintenance                       58.5    49.4
         Depreciation                                    36.0    56.6
         Taxes, other than income taxes                  65.9    40.3
         Mercury-related costs (recoveries)               (.3)     .2
         Property sale (gains) losses                       -    (3.4)
     Shipping                                            60.7    55.7
     All other                                            6.3     9.2
                                                     --------- -------
                                                      1,090.0   523.0
                                                     --------- -------

Operating income                                         81.3    65.0
Equity investment income (loss), net                      1.3    (2.3)
Other income (expense), net                                .5     1.1
Interest expense, net of amounts capitalized              9.6     9.7
                                                     --------- -------

Income before income taxes and cumulative
 effect of accounting change                             73.5    54.1
Income tax expense                                       23.1    17.6
                                                     --------- -------

Income before cumulative effect of accounting change     50.4    36.5
Cumulative effect of accounting change,
 net of $3.0 income tax benefit                          (4.5)      -
                                                     --------- -------

Net income                                               45.9    36.5
Dividends on preferred stock                                -       -
                                                     --------- -------

Earnings applicable to common stock                     $45.9   $36.5
                                                     ========= =======

Average shares of common stock outstanding
        Basic                                            44.0    44.3
        Diluted                                          44.1    44.5

Earnings per average share of common stock
        Basic
           Before cumulative effect of accounting
            change                                      $1.14    $.82
           Cumulative effect of accounting change,
            net of tax                                   (.10)      -
                                                     --------- -------
           Basic earnings per share                     $1.04    $.82
                                                     ========= =======
        Diluted
           Before cumulative effect of accounting
            change                                      $1.14    $.82
           Cumulative effect of accounting change,
            net of tax                                   (.10)      -
                                                     --------- -------
           Diluted earnings per share                   $1.04    $.82
                                                     ========= =======


Nicor Inc.

PRELIMINARY FINANCIAL HIGHLIGHTS
--------------------------------
Unaudited (millions, except per share data)

                                                       Three months
                                                           ended
                                                         March 31
                                                     -----------------
                                                        2003    2002
                                                     --------- -------

Operating revenues
    Gas distribution                                 $1,096.7  $518.7
    Shipping                                             66.4    59.8
    Other energy ventures                                21.1     9.3
    Corporate and eliminations                          (12.9)     .2
                                                     --------- -------

                                                     $1,171.3  $588.0
                                                     ========= =======

Operating income (loss)
    Gas distribution                                    $73.7   $60.6
    Shipping                                              5.7     4.1
    Other energy ventures                                 3.6      .6
    Corporate and eliminations                           (1.7)    (.3)
                                                     --------- -------

                                                        $81.3   $65.0
                                                     ========= =======

Other income (expense), net
    Interest income                                       $.6     $.9
    Other                                                 (.1)     .2
                                                     --------- -------

                                                          $.5    $1.1
                                                     ========= =======

Income before cumulative effect
     of accounting change                               $50.4   $36.5

Cumulative effect of accounting change, net of $3.0
 income tax benefit                                      (4.5)      -
                                                     --------- -------

Net income                                              $45.9   $36.5
                                                     ========= =======

Earnings applicable to common stock                     $45.9   $36.5

Average shares of common stock outstanding
        Basic                                            44.0    44.3
        Diluted                                          44.1    44.5

Earnings per average share of common stock
        Basic
           Before cumulative effect of accounting
            change                                      $1.14    $.82
           Cumulative effect of accounting change,
            net of tax                                   (.10)      -
                                                     --------- -------
           Basic earnings per share                     $1.04    $.82
                                                     ========= =======
        Diluted
           Before cumulative effect of accounting
            change                                      $1.14    $.82
           Cumulative effect of accounting change,
            net of tax                                   (.10)      -
                                                     --------- -------
           Diluted earnings per share                   $1.04    $.82
                                                     ========= =======

    CONTACT: Nicor Inc.
             Mark Knox, 630/305-9500, ext. 2529
             re: N-892